Exhibit T3B-33
                                                                  --------------

                    OGDEN MARTIN SYSTEMS OF MONTGOMERY, INC.

                                    * * * * *

                                     BYLAWS

                                    * * * * *

                                    ARTICLE I

                                     OFFICES

                  Section 1. The principal office shall be in the City of Baltimore, State of Maryland.

                  Section 2. The corporation may also have offices at such other places both within and without the State of Maryland as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. Meetings of stockholders shall be held at the office of the corporation or at any other place within the United States as shall be designated from time to time by the board of directors and stated in the notice of meeting or in a duly executed waiver~ of notice thereof.

                  Section 2. Annual meetings of stockholders shall be held at such date and time as shall be fixed by the Board of Directors and stated in the notice of the meeting, at which they shall elect a board of directors and may transact any business within the powers of the corporation. Any business of the corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice.

                  Section 3. At any time in the interval between annual meetings special meetings of the stockholders may be called by the board of directors, or by the president, a vice-president, the secretary, or an assistant secretary.

                  Section 4. Special meetings of stockholders shall be called by the secretary upon the written request of the holders of shares entitled to not less than twenty-five per cent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the corporation of such costs the secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to notice at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

                  Section 5. Not less than ten nor more than ninety days before the date of every stockholders' meeting, the secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post--office address as it appears on the records of the corporation, with postage thereon prepaid.

                  Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  Section 7. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under the statute or under the charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

                  Section 8. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the statute or by the charter.

                  Section 9. Unless the charter provides otherwise, each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders; but no share shall be entitled to vote if any installment payable thereon is overdue and unpaid. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

                  Section 10. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders but not to vote thereat have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of stockholders meetings.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. The number of directors of the corporation shall be not less than three nor more than five. Until the first annual meeting of stockholders or until successors are duly elected and qualify, the board shall consist of the persons named as such in the charter. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be stockholders in the corporation.

                  Section 2. Any vacancy occurring in the board of directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire board of directors. If the stockholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series. A director elected by the board of directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

                  Section 3. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all of the powers of the corporation, except such as are by law or by the charter or by these bylaws conferred upon or reserved to the stockholders.

                  Section 4. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 5. Meetings of the board of directors, regular or special, may be held at any place in or out of the State of Maryland as the board may from time to time determine.

                  Section 6. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

                  Section 7. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board of directors.

                  Section 8. Special meetings of the board of directors may be called at any time by the board of directors or the executive committee, if one be constituted, by vote at a meeting, or by the president or by a majority of the directors or a majority of the members of the executive committee in writing with or without a meeting. Special meetings may be held at such place or places within or without Maryland as may be designated from time to time by the board of directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call.

                  Section 9. Notice of the place and time of every special meeting of the board of directors shall be served on each director or sent to him by telegraph or by mail, or by leaving the same at his residence or usual place of business at least ten days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post-office address as it appears on the records of the corporation, with postage thereon prepaid.

                  Section 10. At all meetings of the board a majority of the entire board of directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by statute, the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 11. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                             COMMITTEES OF DIRECTORS

                  Section 12. The board of directors may appoint from among its members an executive committee and other committees composed of two or more directors, and may delegate to such committees, any of the powers of the board of directors except the power to declare dividends or distributions on stock, recommend to the stockholders any action which requires stockholder approval, amend the bylaws, approve any merger or share exchange which does not require stockholder approval or issue stock. However, if the board of directors has given general authorization for the issuance of stock, a committee of the board, in accordance with a general formula or method specified by the board of directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent members.

                  Section 13. The committees shall keep minutes of their proceedings and shall report the same to the board of directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the board of directors, provided that no rights of third persons shall be affected by any such revision or alteration.

                            COMPENSATION OF DIRECTORS

                  Section 14. Directors, as such, shall not receive any stated salary for their services but, by resolution of the board, a fixed sum, and expenses of attendance if any, may be allowed to directors for attendance at each regular or special meeting of the board of directors, or of any committee thereof, but nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation there for.

                                   ARTICLE IV

                                     NOTICES

                  Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. In the case of stockholders' meetings the notice may be left at the stockholders residence or usual place of business. Notice to directors may also be given by telegram.

                  Section 2. Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee is required to be given under the provisions of the statute or under the provisions of the charter or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                    ARTICLE V

                                    OFFICERS

                  Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The president shall be selected from among the directors. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices, except those of president and secretary, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the charter or these bylaws to be executed, acknowledged or verified by two or more officers.

                  Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president from among the directors, and shall choose one or more vice--presidents, a secretary and a treasurer, none of whom need be a member of the board.

                  Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

                  Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

                  Section 5. The officers of the corporation shall serve for one year and until their successors are chosen and qualify. Any officer or agent may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

                                  THE PRESIDENT

                  Section 6. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect.

                  Section 7. He shall execute in the corporate name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                                 VICE-PRESIDENTS

                  Section 8. The vice--president, or if there shall be more than one, the vice--presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

                  Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

                  Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

                  Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

                  Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires an account of all his transactions as treasurer and of the financial condition of the corporation.

                  Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                  Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

                  Section 1. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by him in the corporation. Each certificate shall be signed by the president or a vice--president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the corporate seal.

                  Section 2. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the corporation before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate. If the corporation has authority to issue stock of more than one class, the stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the corporation is authorized to issue and if the corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the board of directors to set the relative rights and preferences of subsequent series. A summary of such information included in a registration statement permitted to become effective under the Federal Securities Act of 1933, as now or hereafter amended, shall be an acceptable summary for the purposes of this section. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder upon request and without charge, a full statement of such information. Every stock certificate representing shares of stock which are restricted as to transferability by the corporation shall contain a full statement of the restriction or state that the corporation will furnish information about the restriction to the stockholder on request and without charge. A stock certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under an option plan as provided by Section 2-207 of the Corporations and Associations Article of Annotated Code of Maryland.

                                LOST CERTIFICATES

                  Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the corporation a bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

                               TRANSFERS OF STOCK

                  Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

                  Section 5. The board of directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than sixty days, and in case of a meeting of stockholders not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.

                             REGISTERED STOCKHOLDERS

                  Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

                  Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the statute and of the articles of incorporation.

                  Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

                  Section 3. The president or a vice-president or the treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting and shall be filed within twenty days thereafter at the principal office of the corporation in the State of Maryland.

                                     CHECKS

                  Section 4. All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

                                   FISCAL YEAR

                  Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

                  Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  STOCK LEDGER

                  Section 7. The corporation shall maintain at its office in the City of New York, State of New York, an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                                  ARTICLE VIII

                                   AMENDMENTS

                  Section 1. The board of directors shall have the power, at any regular meeting or at any special meeting if notice L thereof be included in the notice of such special meeting, to alter or repeal any bylaws of the corporation and to make new bylaws, except that the board of directors shall not alter or repeal any bylaws made by the stockholders.

                  Section 2. The stockholders shall have the power, at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any bylaws of the corporation and to make new bylaws.

                     Action by Unanimous Consent in Writing
                           of the Board of Directors

                                November 1, 1990

         The undersigned, constituting the entire Board of Directors of the corporations listed on Exhibits A, B, C and D attached hereto (collectively, the "Corporations"), by unanimous consent in writing without the formality of convening a meeting, pursuant to the authority of the appropriate laws of the respective states of incorporation of the Corporations, do hereby severally and collectively consent to the following action by the Corporations:

         RESOLVED, that effective as of this date, the appropriate sections of the by--laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended to provide as follows:

                  "The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board and Chief Executive Officer, one or more Presidents and Chief Operating Officers, a Vice President, a Secretary and a Treasurer. The Board may also choose additional Vie Presidents, and one or more Assistant Secretaries and Assistant Treasurers."

         and it is further

         RESOLVED, that effective as of this date, the by-laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended to provide for a section pertaining to the office of Chairman of the Board and Chief Executive Officer, which section shall be and read in its entirety as follows:

"THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

                  The Chairman of the Board and Chief Executive Officer shall preside at all meetings of the Board and of the stockholders and shall be the chief executive officer of the Corporation. Subject to the control of the Board, he shall have general supervision over the business of the Corporation and shall have such powers and duties as chief executive officers of corporations usually have or as the Board assigns to him."

and it is further

         RESOLVED, that effective as of this date, the by-laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended so that the section pertaining to the President shall be and read in its entirety as follows:

                   "THE PRESIDENT AND CHIEF OPERATING OFFICER

                  The President and Chief Operating Officer shall, subject to the control of the Board, have general supervision over the operations of the Corporation and shall have such other powers and duties as chief operating officers of corporations usually have or as the Board assigns to him."

and it is further

         RESOLVED, that effective as of this date, R. Richard Ablon be and hereby is elected Chairman of the Board and Chief Executive Officer of the corporations listed on Exhibits A and B hereto; and it is further

         RESOLVED, that effective as of this date, Scott G. Mackin and Bruce W. Stone be and hereby are elected Co-Presidents and Co-Chief Operating Officers of the corporations listed on Exhibits A, B and C hereto; and it is further

         RESOLVED, that effective as of this date, Patricia N. Collins be and hereby is elected Secretary of the corporations listed on Exhibits A and C hereto; and it is further

         RESOLVED, that effective as of this date, Louis D. Montresor be and hereby is elected Secretary of the corporations listed on Exhibit B hereto; and it is further

         RESOLVED, that effective as of this date, J. L. Effinger be and hereby is elected Assistant Secretary of the corporations listed on Exhibit A, B and D hereto; and it is further

         RESOLVED, that the officers of the Corporations and each of them be and they hereby are authorized to execute and deliver all documents and take all actions which in their opinion are necessary or desirable to expand or implement the foregoing resolutions.



/s/ R. RICHARD ABLON                                 /s/ SCOTT G. MACKIN
-------------------------------------------         ----------------------------
   R. RICHARD ABLON                                       SCOTT G. MACKIN


                              /s/ R. RICHARD ABLON
                              ---------------------
                                R. RICHARD ABLON

                                   EXHIBIT A
                                   ---------

Ogden Land Management, Inc.

Ogden Land Management of Warren, Inc.

Ogden Projects of Haverhill, Inc.

Ogden Projects of Rutland, Inc.

Ogden Wallingford Associates, Inc.

OPW Associates, Inc.

Ogden Marion Land Corp.

Ogden Martin Systems of Bristol, Inc.

Ogden Martin Systems of Eastern/Central Connecticut, Inc.

Ogden Martin Systems of Fairfax, Inc.

Ogden Martin Systems of Haverhill, Inc.

Haverhill Power, Inc.

LMI, Inc.

Ogden Omega Lease, Inc.

Ogden Haverhill Properties, Inc.

Ogden Martin Systems of Huntington, Inc.

Ogden Martin Systems or Huntington Resource Recovery One Corp.

Ogden Martin Systems of Huntington Resource Recovery Two Corp.

Ogden Martin Systems of Huntington Resource Recovery Three Corp.

Ogden Martin Systems of Huntington Resource Recovery Four Corp.

Ogden Martin Systems of Huntington Resource Recovery Five Corp.

Ogden Martin Systems of Huntsville, Inc.

Ogden Martin Systems of Kent, Inc.

Ogden Martin Systems of Knox, Inc.

Ogden Martin Systems of L.A., Inc.

Ogden Martin Systems of Marion, Inc.

Ogden Martin Systems of Monmouth, Inc.

Ogden Martin Systems of Montgomery, Inc.

Ogden Martin Systems of Oakland, Inc.

Ogden Martin Systems of Oyster Bay, Inc.

Ogden Martin Systems of Pennsauken, Inc.

Ogden Martin Systems of Snohomish, Inc.

Ogden Martin Systems of Tulsa, Inc.

Ogden Recycling Systems, Inc.

Ogden Recycling Systems of Fairfax, Inc.

Ogden Recycling Systems of Indianapolis, Inc.

                                   EXHIBIT B
                                   ---------

Clarion Disposal Services, Inc.

Ogden Projects of Campo, Inc.

Ogden Projects of Jacksonville, Inc.

Ogden Martin Systems of Alexandria/Arlington, Inc.

OMS Equity of Alexandria/Arlington, Inc.

Ogden Martin Systems of Atlantic, Inc.

Ogden Martin Systems of Babylon, Inc.

Ogden Martin Systems of Berks, Inc.

Ogden Martin Systems of Ford Heights, Inc.

Ogden Martin Systems of Hillsborough, Inc.

Ogden Martin Systems of Indianapolis, Inc.

NRG/Recovery Group, Inc.

Ogden Martin Systems of Lancaster, Inc.

Ogden Martin Systems of Lee, Inc.

Ogden Martin Systems of Norris, Inc.

Ogden Martin Systems of Onondaga, Inc.

Ogden Martin Systems of Pasco, Inc.

Ogden Martin Systems of Rhode Island, Inc.

Ogden Martin Systems of San Bernardino, Inc.

Ogden Martin Systems of San Diego, Inc.

Ogden Martin Systems of Sharyn, Inc.

Ogden Martin Systems of Stanislaus, Inc.

OMS Equity of Stanislaus, Inc.

                                   EXHIBIT C
                                   ---------

Ogden Martin Systems of Hudson, Inc.

Ogden Martin Systems of Union, Inc.

                                    EXHIBIT C
                                    ---------

Ogden Acquisition Company

Ogden Environmental Services, Inc.

Ogden Environmental Services of Houston, Inc.